UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012
CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 13, 2012, the Registrant’s Board of Trustees (the “Board”) approved the First Amendment to Amended and Restated Bylaws (the “Amendment”), which amends Article II, Section 8 and Article XIV of the Registrant’s Amended and Restated Bylaws (the “Bylaws”). The Amendment modifies the voting standard applicable to elections of trustees to the Board. Pursuant to the Amendment, trustees will be elected, in Uncontested Elections (as defined in the Amendment), by the affirmative vote of a majority of the total votes cast for and against such nominees at a meeting of shareholders duly called and at which a quorum is present in order to be elected. The Amendment also establishes actions required by the Board in the event that a nominee currently serving on the Board fails to receive the affirmative vote of a majority of the total votes cast for and against such nominee in an Uncontested Election. In addition, the Amendment requires shareholder approval for future amendments or revisions to the voting provisions in the Bylaws pertaining to Uncontested Elections.

The description set forth above is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 3.2.1.

Item 9.01	Financial Statements and Exhibits
(d)     Exhibits

Exhibit Number	Exhibit Title
3.2.1	First Amendment to Amended and Restated Bylaws of Corporate Office Properties Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 18, 2012

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.2.1	First Amendment to Amended and Restated Bylaws of Corporate Office Properties Trust.